Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Fourth Quarter and Full Year 2024 Results

•
Q4 GAAP revenue of $1.1 billion, up 1% on both a reported basis and adjusted basis, excluding Iraq; full year GAAP revenue of $4.2 billion, down 3% on a reported basis, and up 0.5% on an adjusted basis, excluding Iraq
•
Both Q4 and full year Branded Digital GAAP revenue grew 7%, or 8% on an adjusted basis
•
Q4 Consumer Services GAAP revenue grew 56%, or 23% on an adjusted basis; full year GAAP revenue grew 28%, or 15% on an adjusted basis
•
Q4 GAAP EPS of $1.13 or adjusted EPS of $0.40; full year GAAP EPS of $2.74 or adjusted EPS of $1.74
•
Board of Directors approved a dividend of $0.235 per share in the first quarter of 2025

DENVER, February 4, 2025 – The Western Union Company (the “Company” or “Western Union”) (NYSE: WU) today reported fourth quarter and full year 2024 financial results.

The Company’s fourth-quarter revenue of $1.1 billion increased 1% on a reported basis. The revenue increase was driven by growth in Consumer Services and Branded Digital. Results included a lower contribution from Iraq compared to the prior year period, which negatively impacted the revenue growth rate by 3 percentage points.

“We concluded 2024 with a solid performance, marking our third consecutive quarter of positive adjusted revenue growth, excluding Iraq, which was bolstered by 15% adjusted revenue growth in Consumer Services and the seventh consecutive quarter of double-digit transaction growth in our Branded Digital business,” said Devin McGranahan, President and Chief Executive Officer. “As we enter the final year of our Evolve 2025 strategy, I am pleased with the advancements we have achieved and the positive shift in the Company’s growth trajectory. Looking ahead, I believe we are poised to drive further improvements and efficiencies, and I am confident in our ability to continue delivering value to our investors and stakeholders.”

Fourth quarter GAAP EPS was $1.13, up from $0.35 in the prior year period. GAAP EPS included a $0.75 tax benefit from the reorganization of the Company’s international operations. Adjusted EPS increased to $0.40 from $0.37 in the prior year period due to higher adjusted operating profit, fewer shares outstanding, and a lower adjusted effective tax rate.

The Board of Directors today approved the first quarter dividend of $0.235 per common share, payable March 31, 2025, to shareholders of record at the close of business on March 17, 2025.

Q4 Business Results

•
The Company’s Consumer Money Transfer (CMT) segment revenue decreased 4% on a reported basis, and was flat on an adjusted basis, excluding Iraq, while transactions increased 3% compared to the prior period.
•
Branded Digital revenue increased 7% on a reported basis, or 8% on an adjusted basis, with transaction growth of 13%. The Branded Digital business represented 25% and 32% of total CMT revenues and transactions, respectively.
•
Consumer Services segment revenue grew 56% on a reported basis, or 23% on an adjusted basis, benefiting from new and expanded products led by the addition of the Company’s newly launched media network business and the expansion of the Company’s retail foreign exchange business, as well as the continued growth of the retail money order business.

Q4 Financial Results

•
GAAP operating margin in the quarter was 17%, compared to 15% in the prior year period, while the adjusted operating margin was 17% compared to 16% in the prior year period. GAAP and adjusted operating margin increased due to improved marketing and technology efficiencies, partially offset by changes in foreign currencies and a lower contribution from Iraq in the current period.
•
The GAAP effective tax rate in the quarter was a benefit of 161%, compared to a provision of 12% in the prior year period. The decrease in the GAAP effective rate was primarily related to the recognition of deferred tax assets, net of valuation allowance, associated with reorganizing the Company’s international operations in the current period. The adjusted effective tax rate in the quarter was 12%, compared to 14% in the prior year period, with the decrease due to the mix of income and discrete tax benefits.

2024 Full Year Financial Results

•
The Company’s full year 2024 revenue of $4.2 billion declined 3% on a reported basis, or grew 0.5% on an adjusted basis, excluding Iraq.
•
GAAP operating margin was 17%, compared to 19% in the prior year. The adjusted operating margin was 19% compared to 20% in the prior year. The decrease in the GAAP and adjusted operating margin was due to a lower contribution from Iraq in 2024, partially offset by improved marketing and technology efficiencies.
•
The GAAP effective tax rate for 2024 was a benefit of 51% compared to a provision of 16% in the prior year. The GAAP effective tax rate decreased primarily due to the tax benefits associated with reorganizing the Company’s international operations and a settlement with the U.S. Internal Revenue Service regarding the Company’s 2017 and 2018 federal income tax returns, both occurring in 2024. The adjusted effective tax rate was 13% compared to 15% in the prior year, which decreased due to the mix of income and discrete tax benefits.
•
GAAP EPS was $2.74 compared to $1.68 in 2023. GAAP EPS included a $0.75 tax benefit from the reorganization of the Company’s international operations as well as a $0.40 benefit from the IRS Settlement in 2024. Adjusted EPS was $1.74 in both 2024 and 2023, with 2024 benefiting from fewer shares outstanding and a lower adjusted effective tax rate, offset by a lower contribution from Iraq.
•
Cash flow from operating activities was $406 million for the year, which included approximately $230 million in tax payments related to the 2017 Tax Act and the Company’s settlement with the U.S. Internal Revenue Service. In 2024, the Company returned approximately $496 million to shareholders in dividends and share repurchases, consisting of $318 million in dividends and $177 million in share repurchases.

2025 Outlook

The Company expects the following financial results for full year 2025, which includes no material changes in macroeconomic conditions, including changes in foreign currencies or Argentinian inflation.

2025 Outlook
	GAAP	Adjusted
Revenue[1]	$4,090 to $4,190	$4,115 to $4,215
Operating Margin	18% to 20%	19% to 21%
EPS[2]	$1.54 to $1.64	$1.75 to $1.85

1 In millions, adjusted revenue excludes the impact of currency and Argentina inflation

2 The GAAP effective tax rate is expected to be 20% to 22% and the adjusted effective tax rate is expected to be 14% to 16%

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. The Company estimates Argentina inflation as the revenue growth not attributable to either transaction growth or the change in price (revenue divided by principal).

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Investor and Analyst Conference Call and Presentation

The Company will host a conference call and webcast at 4:30 p.m. ET today.

The webcast and presentation will be available at https://ir.westernunion.com. Registration for the event is required, so please register at least 15 minutes prior to the scheduled start time. A webcast replay will be available shortly after the event.

To listen to the webcast, please visit the Investor Relations section of the Company’s website or use the following link: Webcast Link. Alternatively, participants may join via telephone. In the U.S., dial +1 (719) 359-4580, followed by the meeting ID, which is 992 3140 1790, and the passcode, which is 250832. For participants outside the U.S., dial the country number from the international directory, followed by the meeting ID, which is 992 3140 1790, and the passcode, which is 250832.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “targets,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook,” “projects,” “designed to,” and other similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” “could,” and “might” are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the “Company,” “Western Union,” “we,” “our,” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings the Securities and Exchange Commission. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in economic conditions, trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate; interruptions in migration patterns or other events, such as public health emergencies, any changes arising as a result of the recent United States’ elections, civil unrest, war, terrorism, natural disasters, or non- performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to digital, mobile and internet- based services, card associations, and card-based payment providers, and with digital currencies, including cryptocurrencies; geopolitical tensions, political conditions and related actions, including trade restrictions, tariffs, and government sanctions; deterioration in customer confidence in our business; failure to maintain our agent network and business relationships; our ability to adopt new technology; the failure to realize anticipated financial benefits from mergers, acquisitions and divestitures; decisions to change our business mix; exposure to foreign exchange rates; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; cybersecurity incidents involving any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives; our ability to attract and retain qualified key employees; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations, and industry practices and standards; developments resulting from governmental investigations and consent agreements with, or investigations or enforcement actions by, regulators and other government authorities; liabilities resulting from litigation; failure to comply with regulations and evolving industry standards regarding data privacy; failure to comply with consumer protection laws; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to comply with working capital requirements; changes in accounting standards, rules and interpretations; and other unanticipated events and management’s ability to identify and manage these and other risks.

# # #

About Western Union

The Western Union Company (NYSE: WU) is committed to helping people around the world who aspire to build financial futures for themselves, their loved ones and their communities. Our leading cross-border, cross-currency money movement, payments and digital financial services empower consumers, businesses, financial institutions and governments—across more than 200 countries and territories and over 130 currencies—to connect with billions of bank accounts, millions of digital wallets and cards, and a global footprint of hundreds of thousands of retail locations. Our goal is to offer accessible financial services that help people and communities prosper. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Brad Jones

media@westernunion.com

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change
Revenues	$1,058.2	$1,052.3	1%	$4,209.7	$4,357.0	(3)%
Expenses:
Cost of services	661.7	656.1	1%	2,620.5	2,671.7	(2)%
Selling, general, and administrative	218.4	236.9	(8)%	863.4	867.8	(1)%
Total expenses	880.1	893.0	(1)%	3,483.9	3,539.5	(2)%
Operating income	178.1	159.3	12%	725.8	817.5	(11)%
Other income/(expense):
Gain on divestiture of business (a)	—	—	(c)	—	18.0	(c)
Interest income	2.3	4.6	(51)%	11.9	15.6	(24)%
Interest expense	(30.4)	(26.3)	16%	(119.8)	(105.3)	14%
Other income/(expense), net	(2.3)	6.5	(c)	0.7	—	(c)
Total other expense, net	(30.4)	(15.2)	(c)	(107.2)	(71.7)	50%
Income before income taxes	147.7	144.1	2%	618.6	745.8	(17)%
Provision for/(benefit from) income taxes (b)	(238.0)	17.1	(c)	(315.6)	119.8	(c)
Net income	$385.7	$127.0	(c)	$934.2	$626.0	49%
Earnings per share:
Basic	$1.14	$0.35	(c)	$2.75	$1.69	63%
Diluted	$1.13	$0.35	(c)	$2.74	$1.68	63%
Weighted-average shares outstanding:
Basic	338.4	359.7		340.0	370.8
Diluted	339.8	361.1		341.1	371.8

___________________________________________

(a)
On July 1, 2023, the Company completed the final close of the sale of its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC.
(b)
During the three months ended December 31, 2024, the Company recognized a net tax benefit of $255.2 million from deferred tax assets associated with the reorganization of the Company's international operations. Additionally, in the twelve months ended December 31, 2024, the Company entered into a settlement with the U.S. Internal Revenue Service (“IRS”) regarding the Company’s 2017 and 2018 federal income tax returns and recognized a tax benefit of $137.8 million.
(c)
Calculation not meaningful.

THE WESTERN UNION COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	December 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$1,474.0	$1,268.6
Settlement assets	3,360.8	3,687.0
Property and equipment, net of accumulated depreciation of $454.9 and $438.8, respectively	84.2	91.4
Goodwill	2,059.6	2,034.6
Other intangible assets, net of accumulated amortization of $599.0 and $685.9, respectively	315.4	380.2
Deferred tax asset, net	265.0	—
Other assets	811.5	737.0
Total assets	$8,370.5	$8,198.8
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$407.9	$453.0
Settlement obligations	3,360.8	3,687.0
Income taxes payable	272.2	659.5
Deferred tax liability, net	155.6	147.6
Borrowings	2,940.8	2,504.6
Other liabilities	264.3	268.1
Total liabilities	7,401.6	7,719.8

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 337.9 shares and 350.5 shares issued and outstanding as of December 31, 2024 and 2023, respectively	3.4	3.5
Capital surplus	1,070.8	1,031.9
Retained earnings/(accumulated deficit)	35.2	(389.1)
Accumulated other comprehensive loss	(140.5)	(167.3)
Total stockholders' equity	968.9	479.0
Total liabilities and stockholders' equity	$8,370.5	$8,198.8

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$934.2	$626.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	179.1	183.6
Gain on divestiture of business, excluding transaction costs	—	(18.0)
Deferred income tax benefit	(248.8)	(11.0)
Other non-cash items, net	123.5	113.9
Increase/(decrease) in cash, excluding the effects of acquisitions and divestitures, resulting from changes in:
Other assets	(125.7)	(36.3)
Accounts payable and accrued liabilities	(46.4)	(22.4)
Income taxes payable	(394.6)	(68.1)
Other liabilities	(15.0)	15.4
Net cash provided by operating activities	406.3	783.1
Cash flows from investing activities
Capital expenditures	(130.6)	(147.8)
Purchases of settlement investments	(396.7)	(495.3)
Proceeds from the sale of settlement investments	356.0	262.0
Maturities of settlement investments	170.2	144.0
Proceeds from the sale of non-settlement investments	—	100.0
Other investing activities	(15.2)	(3.7)
Net cash used in investing activities	(16.3)	(140.8)
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(321.5)	(349.0)
Common stock repurchased	(186.2)	(308.4)
Net (repayments of)/proceeds from commercial paper	(364.9)	184.9
Net proceeds from issuance of borrowings	798.1	—
Principal payments on borrowings	—	(300.0)
Net change in settlement obligations	6.1	(122.8)
Other financing activities	(0.9)	(1.5)
Net cash used in financing activities	(69.3)	(896.8)
Net change in cash and cash equivalents, including settlement, and restricted cash	320.7	(254.5)
Cash and cash equivalents, including settlement, and restricted cash at beginning of period	1,786.2	2,040.7
Cash and cash equivalents, including settlement, and restricted cash at end of period	$2,106.9	$1,786.2

	December 31,
	2024	2023
Reconciliation of balance sheet cash and cash equivalents to cash flows:
Cash and cash equivalents on balance sheet	$1,474.0	$1,268.6
Settlement cash and cash equivalents	631.6	496.0
Restricted cash in Other assets	1.3	21.6
Cash and cash equivalents, including settlement, and restricted cash at end of period	$2,106.9	$1,786.2

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions, unless indicated otherwise)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change
Revenues:
Consumer Money Transfer	$938.8	$975.5	(4)%	$3,798.0	$4,005.0	(5)%
Consumer Services	119.4	76.8	56%	411.7	322.3	28%
Business Solutions (a)	—	—	(g)	—	29.7	(g)
Total consolidated revenues	$1,058.2	$1,052.3	1%	$4,209.7	$4,357.0	(3)%
Segment operating income:
Consumer Money Transfer	$170.0	$148.9	14%	$737.4	$750.8	(2)%
Consumer Services	13.4	20.4	(34)%	52.3	92.5	(43)%
Business Solutions (a)	—	—	(g)	—	3.7	(g)
Total segment operating income	183.4	169.3	8%	789.7	847.0	(7)%
Redeployment program costs (b)	—	(10.0)	(g)	(41.4)	(29.5)	(g)
Severance costs (c)	(1.2)	—	(g)	(1.2)	—	(g)
Acquisition, separation, and integration costs (d)	(1.8)	—	(g)	(4.1)	—	(g)
Amortization and impairment of acquisition-related intangible assets (e)	(0.2)	—	(g)	(2.4)	—	(g)
Russia asset impairments and termination costs (f)	(2.1)	—	(g)	(14.8)	—	(g)
Total consolidated operating income	$178.1	$159.3	12%	$725.8	$817.5	(11)%
Segment operating income margin
Consumer Money Transfer	18%	15%	3%	19%	19%	0%
Consumer Services	11%	27%	(16)%	13%	29%	(16)%
Business Solutions (a)	—	—	(g)	—	12%	(g)

_________________________________________________

(a)
On August 4, 2021, the Company entered into an agreement to sell its Business Solutions business. The sale was completed with the final closing on July 1, 2023.
(b)
Represented severance, expenses associated with streamlining the Company's organizational and legal structure, and other expenses associated with the Company's program which redeployed expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy, as previously announced in October 2022. Expenses incurred under the program also included non-cash impairments of operating lease right-of-use assets and property and equipment.
(c)
Represents severance costs which have been excluded from the segments as management excludes severance in making operating decisions, including allocating resources to the Company's segments.
(d)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions, and integration costs directly related to the Company’s acquisitions.
(e)
Represents the non-cash amortization and impairment of acquired intangible assets in connection with recent business acquisitions.
(f)
Represents asset impairments related to the Company's assets in Russia and the costs associated with operating the Russian entity. While the Company had previously made a decision to suspend its operations in Russia, in the third quarter of 2024, the Company decided to pursue either liquidating or selling the Russian assets, which triggered a review of the carrying value of these assets.
(g)
Calculation not meaningful.

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q23	FY2023	1Q24	2Q24	3Q24	4Q24	FY2024
Consolidated Metrics
Revenues (GAAP) - YoY % change		(4)%	(3)%	1%	(9)%	(6)%	1%	(3)%
Adjusted revenues (non-GAAP) - YoY % change	(a)	(1)%	1%	3%	(7)%	(6)%	(1)%	(3)%
Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change	(a)	(4)%	(4)%	(1)%	0%	1%	1%	0%
Operating margin (GAAP)		15%	19%	18%	18%	16%	17%	17%
Adjusted operating margin (non-GAAP)	(b)	16%	20%	20%	19%	19%	17%	19%

Consumer Money Transfer (CMT) Segment Metrics
Revenues (GAAP) - YoY % change		(1)%	0%	3%	(10)%	(9)%	(4)%	(5)%
Adjusted revenues (non-GAAP) - YoY % change	(g)	(1)%	0%	3%	(9)%	(8)%	(3)%	(4)%
Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change	(g)	(4)%	(6)%	(1)%	(1)%	0%	0%	(1)%

Transactions (in millions)		72.9	279.4	69.0	73.3	72.6	75.0	289.9
Transactions - YoY % change		5%	2%	6%	4%	3%	3%	4%

Cross-border principal, as reported - YoY % change		8%	9%	7%	(6)%	0%	5%	1%
Cross-border principal (constant currency) - YoY % change	(h)	7%	9%	7%	(5)%	0%	6%	2%

Operating margin		15%	19%	19%	20%	20%	18%	19%

Branded Digital revenues (GAAP) - YoY % change	(gg)	4%	0%	9%	5%	8%	7%	7%
Branded Digital foreign currency translation and Argentina inflation impact	(k)	0%	0%	0%	2%	1%	1%	1%
Adjusted Branded Digital revenues (non-GAAP) - YoY % change	(gg)	4%	0%	9%	7%	9%	8%	8%
Branded Digital transactions - YoY % change	(gg)	13%	11%	13%	13%	15%	13%	13%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q23	FY2023	1Q24	2Q24	3Q24	4Q24	FY2024
CMT Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	(1)%	(5)%	2%	1%	(3)%	(5)%	(1)%
NA region foreign currency translation impact	(k)	0%	0%	0%	0%	0%	0%	0%
Adjusted NA region revenues (non-GAAP)	(aa), (bb)	(1)%	(5)%	2%	1%	(3)%	(5)%	(1)%
NA region transactions	(aa), (bb)	6%	5%	6%	6%	3%	0%	3%

EU & CIS region revenues (GAAP)	(aa), (cc)	(8)%	(11)%	(5)%	(6)%	0%	3%	(2)%
EU & CIS region foreign currency translation impact	(k)	(1)%	0%	0%	2%	1%	1%	1%
Adjusted EU & CIS region revenues (non-GAAP)	(aa), (cc)	(9)%	(11)%	(5)%	(4)%	1%	4%	(1)%
EU & CIS region transactions	(aa), (cc)	4%	(6)%	5%	3%	6%	8%	5%

MEASA region revenues (GAAP)	(aa), (dd)	12%	31%	16%	(35)%	(32)%	(10)%	(19)%
MEASA region foreign currency translation impact	(k)	0%	1%	1%	0%	1%	0%	1%
Adjusted MEASA region revenues (non-GAAP)	(aa), (dd)	12%	32%	17%	(35)%	(31)%	(10)%	(18)%
MEASA region transactions	(aa), (dd)	7%	6%	6%	0%	0%	7%	3%

LACA region revenues (GAAP)	(aa), (ee)	2%	8%	7%	8%	(2)%	(3)%	2%
LACA region foreign currency translation and Argentina inflation impact	(k)	(4)%	(3)%	(2)%	0%	1%	2%	1%
Adjusted LACA region revenues (non-GAAP)	(aa), (ee)	(2)%	5%	5%	8%	(1)%	(1)%	3%
LACA region transactions	(aa), (ee)	4%	7%	3%	2%	(2)%	(3)%	0%

APAC region revenues (GAAP)	(aa), (ff)	(7)%	(7)%	(10)%	(11)%	(2)%	(6)%	(7)%
APAC region foreign currency translation impact	(k)	2%	2%	4%	6%	3%	2%	4%
Adjusted APAC region revenues (non-GAAP)	(aa), (ff)	(5)%	(5)%	(6)%	(5)%	1%	(4)%	(3)%
APAC region transactions	(aa), (ff)	6%	1%	7%	6%	11%	7%	8%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q23	FY2023	1Q24	2Q24	3Q24	4Q24	FY2024
% of CMT Revenue
NA region revenues	(aa), (bb)	39%	37%	38%	40%	39%	39%	39%
EU & CIS region revenues	(aa), (cc)	25%	25%	24%	25%	27%	27%	26%
MEASA region revenues	(aa), (dd)	18%	21%	21%	18%	17%	17%	18%
LACA region revenues	(aa), (ee)	12%	11%	12%	12%	11%	12%	12%
APAC region revenues	(aa), (ff)	6%	6%	5%	5%	6%	5%	5%

Branded Digital revenues	(aa), (gg)	23%	22%	23%	24%	25%	25%	24%

Consumer Services (CS)
Revenues (GAAP) - YoY % change		(1)%	13%	5%	21%	32%	56%	28%
Adjusted revenues (non-GAAP) - YoY % change	(i)	6%	17%	8%	14%	15%	23%	15%
Operating margin		27%	29%	21%	11%	9%	11%	13%

% of Total Company Revenue (GAAP)
Consumer Money Transfer segment revenues		93%	92%	92%	90%	90%	89%	90%
Consumer Services segment revenues		7%	7%	8%	10%	10%	11%	10%
Business Solutions segment revenues		0%	1%	0%	0%	0%	0%	0%

* See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented within this press release and related tables provide meaningful supplemental information regarding the Company’s results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze operating, profitability, and other financial performance trends in the Company’s underlying business because they provide consistency and comparability to prior periods or eliminate currency volatility, increasing the comparability of the Company's underlying results and trends.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Notes	4Q23	FY2023	1Q24	2Q24	3Q24	4Q24	FY2024
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,052.3	$4,357.0	$1,049.1	$1,066.4	$1,036.0	$1,058.2	$4,209.7
	Foreign currency translation and Argentina inflation impact	(k)	1.2	15.4	5.6	6.4	(5.5)	(17.6)	(11.1)
	Revenues, constant currency, net of Argentina inflation (non-GAAP)		1,053.5	4,372.4	1,054.7	1,072.8	1,030.5	1,040.6	4,198.6
	Less Business Solutions revenues, constant currency (non-GAAP)	(k), (n)	—	(29.9)	—	—	—	—	—
	Adjusted revenues (non-GAAP)		$1,053.5	$4,342.5	$1,054.7	$1,072.8	$1,030.5	$1,040.6	$4,198.6
	Less Iraq revenues (GAAP)	(t)	(32.5)	(263.0)	(64.9)	(34.3)	(9.5)	(6.6)	(115.3)
	Adjusted revenues, excluding Iraq (non-GAAP)		$1,021.0	$4,079.5	$989.8	$1,038.5	$1,021.0	$1,034.0	$4,083.3
	Prior year revenues (GAAP)		$1,091.9	$4,475.5	$1,036.9	$1,170.0	$1,097.8	$1,052.3	$4,357.0
	Less prior year revenues from Business Solutions (GAAP)	(n)	(29.5)	(196.9)	(15.4)	(14.3)	—	—	(29.7)
	Adjusted prior year revenues (non-GAAP)		$1,062.4	$4,278.6	$1,021.5	$1,155.7	$1,097.8	$1,052.3	$4,327.3
	Less prior year revenues from Iraq (GAAP)	(t)	(4.0)	(15.1)	(25.3)	(118.4)	(86.8)	(32.5)	(263.0)
	Adjusted prior year revenues, excluding Iraq (non-GAAP)		$1,058.4	$4,263.5	$996.2	$1,037.3	$1,011.0	$1,019.8	$4,064.3
	Revenues (GAAP) - YoY % change		(4)%	(3)%	1%	(9)%	(6)%	1%	(3)%
	Revenues, constant currency, net of Argentina inflation (non-GAAP) - YoY% change		(4)%	(2)%	2%	(8)%	(6)%	(1)%	(4)%
	Adjusted revenues (non-GAAP) - YoY % change		(1)%	1%	3%	(7)%	(6)%	(1)%	(3)%
	Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change		(4)%	(4)%	(1)%	0%	1%	1%	0%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q23	FY2023	1Q24	2Q24	3Q24	4Q24	FY2024
	Consolidated Metrics cont.
(b)	Operating income (GAAP)		$159.3	$817.5	$192.1	$190.7	$164.9	$178.1	$725.8
	Acquisition, separation, and integration costs	(m)	0.2	3.1	0.1	0.5	1.7	1.8	4.1
	Amortization and impairment of acquisition-related intangible assets	(p)	—	—	—	2.0	0.2	0.2	2.4
	Redeployment program costs	(o)	10.0	29.5	14.0	9.4	18.0	—	41.4
	Severance costs	(u)	—	—	—	—	—	1.2	1.2
	Russia asset impairments and termination costs	(r)	—	—	—	—	12.7	2.1	14.8
	Less Business Solutions operating income	(n)	—	(3.6)	—	—	—	—	—
	Adjusted operating income (non-GAAP)		$169.5	$846.5	$206.2	$202.6	$197.5	$183.4	$789.7
	Operating margin (GAAP)		15%	19%	18%	18%	16%	17%	17%
	Adjusted operating margin (non-GAAP)		16%	20%	20%	19%	19%	17%	19%

(c)	Net income (GAAP)		$127.0	$626.0	$142.7	$141.0	$264.8	$385.7	$934.2
	Acquisition, separation, and integration costs	(m)	0.2	3.1	0.1	0.5	1.7	1.8	4.1
	Amortization and impairment of acquisition-related intangible assets	(p)	—	—	—	2.0	0.2	0.2	2.4
	Business Solutions gain	(n)	—	(18.0)	—	—	—	—	—
	Redeployment program costs	(o)	10.0	29.5	14.0	9.4	18.0	—	41.4
	Severance costs	(u)	—	—	—	—	—	1.2	1.2
	Russia asset impairments, termination costs, and currency remeasurement	(r)	—	—	—	—	13.7	3.0	16.7
	IRS settlement	(s)	—	—	—	—	(137.8)	—	(137.8)
	Non-cash tax impacts of international reorganization	(v)	—	—	—	—	—	(255.2)	(255.2)
	Income tax expense/(benefit) from other adjustments	(m), (n), (o), (p), (q), (r), (u)	(4.6)	4.6	(1.5)	(4.0)	(5.6)	(1.1)	(12.2)
	Adjusted net income (non-GAAP)		$132.6	$645.2	$155.3	$148.9	$155.0	$135.6	$594.8

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q23	FY2023	1Q24	2Q24	3Q24	4Q24	FY2024
	Consolidated Metrics cont.
(d)	Net income (GAAP)		$127.0	$626.0	$142.7	$141.0	$264.8	$385.7	$934.2
	Provision for/(benefit from) income taxes		17.1	119.8	27.3	24.2	(129.1)	(238.0)	(315.6)
	Interest income		(4.6)	(15.6)	(3.1)	(3.7)	(2.8)	(2.3)	(11.9)
	Interest expense		26.3	105.3	26.1	31.1	32.2	30.4	119.8
	Depreciation and amortization		45.1	183.6	46.6	46.1	43.0	43.4	179.1
	Stock-based compensation expense		8.7	35.9	8.7	10.2	9.5	10.5	38.9
	Other (income)/expense, net		(6.5)	—	(0.9)	(1.9)	(0.2)	2.3	(0.7)
	Business Solutions gain	(n)	—	(18.0)	—	—	—	—	—
	Acquisition, separation, and integration costs	(m)	0.2	3.1	0.1	0.5	1.7	1.8	4.1
	Amortization and impairment of acquisition-related intangible assets	(p)	—	—	—	2.0	0.2	0.2	2.4
	Redeployment program costs	(o)	10.0	29.5	14.0	9.4	18.0	—	41.4
	Severance costs	(u)	—	—	—	—	—	1.2	1.2
	Russia asset impairments and termination costs	(r)	—	—	—	—	12.7	2.1	14.8
	Less Business Solutions operating income	(n)	—	(3.6)	—	—	—	—	—
	Adjusted EBITDA (non-GAAP)	(l)	$223.3	$1,066.0	$261.5	$258.9	$250.0	$237.3	$1,007.7

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q23	FY2023	1Q24	2Q24	3Q24	4Q24	FY2024
	Consolidated Metrics cont.
(e)	Effective tax rate (GAAP)		12%	16%	16%	15%	(95)%	(161)%	(51)%
	IRS settlement	(s)	0%	0%	0%	0%	102%	0%	22%
	Non-cash tax impacts of international reorganization	(v)	0%	0%	0%	0%	0%	173%	41%
	Other adjustments	(m), (n), (o), (p), (q), (r), (u)	2%	(1)%	0%	1%	1%	0%	1%
	Adjusted effective tax rate (non-GAAP)		14%	15%	16%	16%	8%	12%	13%

(f)	Diluted earnings per share (GAAP) ($- dollars)		$0.35	$1.68	$0.41	$0.41	$0.78	$1.13	$2.74
	Pretax impacts from the following:
	Acquisition, separation, and integration costs	(m)	—	0.01	—	—	—	0.01	0.01
	Amortization and impairment of acquisition-related intangible assets	(p)	—	—	—	0.01	—	—	0.01
	Business Solutions gain	(n)	—	(0.05)	—	—	—	—	—
	Redeployment program costs	(o)	0.03	0.08	0.04	0.03	0.05	—	0.12
	Severance costs	(u)	—	—	—	—	—	—	—
	Russia asset impairments, termination costs, and currency remeasurement	(r)	—	—	—	—	0.04	0.01	0.05
	Income tax expense/(benefit) impacts from the following:
	IRS settlement	(s)	—	—	—	—	(0.40)	—	(0.40)
	Non-cash tax impacts of international reorganization	(v)	—	—	—	—	—	(0.75)	(0.75)
	Other adjustments	(m), (n), (o), (p), (q), (r), (u)	(0.01)	0.02	—	(0.01)	(0.01)	—	(0.04)
	Adjusted diluted earnings per share (non-GAAP) ($- dollars)		$0.37	$1.74	$0.45	$0.44	$0.46	$0.40	$1.74

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q23	FY2023	1Q24	2Q24	3Q24	4Q24	FY2024
	CMT Segment Metrics
(g)	Revenues (GAAP)		$975.5	$4,005.0	$962.0	$965.0	$932.2	$938.8	$3,798.0
	Foreign currency translation and Argentina inflation impact	(k)	(3.4)	4.6	2.5	12.7	7.4	7.5	30.1
	Revenues, constant currency, net of Argentina inflation (non-GAAP)		972.1	4,009.6	964.5	977.7	939.6	946.3	3,828.1
	Less Iraq revenues (GAAP)	(t)	(32.5)	(263.0)	(64.9)	(34.3)	(9.5)	(6.6)	(115.3)
	Adjusted revenues, excluding Iraq (non-GAAP)		$939.6	$3,746.6	$899.6	$943.4	$930.1	$939.7	$3,712.8
	Prior year revenues (GAAP)		$985.2	$3,993.5	$938.3	$1,072.2	$1,019.0	$975.5	$4,005.0
	Less prior year revenues from Iraq (GAAP)	(t)	(4.0)	(15.1)	(25.3)	(118.4)	(86.8)	(32.5)	(263.0)
	Prior year revenues, excluding Iraq (non-GAAP)		$981.2	$3,978.4	$913.0	$953.8	$932.2	$943.0	$3,742.0
	Revenues (GAAP) - YoY % change		(1)%	0%	3%	(10)%	(9)%	(4)%	(5)%
	Adjusted revenues (non-GAAP) - YoY % change		(1)%	0%	3%	(9)%	(8)%	(3)%	(4)%
	Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change		(4)%	(6)%	(1)%	(1)%	0%	0%	(1)%

(h)	Cross-border principal, as reported ($- billions)		$25.2	$101.7	$24.6	$25.9	$25.9	$26.5	$102.9
	Foreign currency translation impact	(k)	(0.2)	0.0	0.0	0.3	0.1	0.2	0.6
	Cross-border principal, constant currency ($- billions)		$25.0	$101.7	$24.6	$26.2	$26.0	$26.7	$103.5
	Prior year cross-border principal, as reported ($- billions)		$23.4	$93.6	$23.0	$27.5	$26.0	$25.2	$101.7
	Cross-border principal, as reported - YoY % change		8%	9%	7%	(6)%	0%	5%	1%
	Cross-border principal, constant currency - YoY % change		7%	9%	7%	(5)%	0%	6%	2%

(i)	CS Segment Metrics
	Revenues (GAAP)		$76.8	$322.3	$87.1	$101.4	$103.8	$119.4	$411.7
	Foreign currency translation and Argentina inflation impact	(k)	4.8	10.7	3.0	(6.2)	(12.9)	(25.1)	(41.2)
	Revenues, constant currency, net of Argentina inflation (non-GAAP)		$81.6	$333.0	$90.1	$95.2	$90.9	$94.3	$370.5
	Prior year revenues (GAAP)		$77.2	$285.1	$83.2	$83.5	$78.8	$76.8	$322.3
	Revenues (GAAP) - YoY % change		(1)%	13%	5%	21%	32%	56%	28%
	Adjusted revenues (non-GAAP) - YoY % change		6%	17%	8%	14%	15%	23%	15%

(j)	Business Solutions Segment Metrics
	Revenues (GAAP)		$—	$29.7	$—	$—	$—	$—	$—
	Foreign currency translation impact	(k)	—	0.2	—	—	—	—	—
	Revenues, constant currency (non-GAAP)		$—	$29.9	$—	$—	$—	$—	$—

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

2025 Consolidated Outlook Metrics
	Notes	Range
Revenues (GAAP)		$4,090	$4,190
Foreign currency translation and Argentina inflation impact	(k)	25	25
Revenues, adjusted (non-GAAP)		$4,115	$4,215

		Range
Operating margin (GAAP)		18%	20%
Severance costs	(u)	1%	1%
Acquisition, separation, and integration costs	(m)	0%	0%
Amortization and impairment of acquisition-related intangible assets	(p)	0%	0%
Russia asset impairments and termination costs	(r)	0%	0%
Operating margin, adjusted (non-GAAP)		19%	21%

		Range
Effective tax rate (GAAP)		20%	22%
Non-cash tax impacts of international reorganization	(v)	(6)%	(6)%
Other adjustments	(m), (p), (r), (u)	0%	0%
Effective tax rate (non-GAAP)		14%	16%

		Range
Earnings per share (GAAP) ($- dollars)		$1.54	$1.64
Severance costs	(u)	0.08	0.08
Acquisition, separation, and integration costs	(m)	—	—
Amortization and impairment of acquisition-related intangible assets	(p)	—	—
Russia asset impairments, termination costs, and currency remeasurement	(r)	—	—
Income taxes associated with these adjustments	(m), (p), (r), (u)	—	—
Non-cash tax impacts of international reorganization	(v)	0.13	0.13
Earnings per share, adjusted (non-GAAP) ($- dollars)		$1.75	$1.85

Non-GAAP related notes:

(k)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. Constant currency results also reflect the impact of Argentina inflation, where indicated, due to its economy being hyperinflationary. The Company estimates Argentina inflation as the revenue growth not attributable to either transaction growth or the change in price (revenue divided by principal). Argentina inflation has historically had a more significant impact to revenues in the Company's Consumer Services segment, as proportionally, there are higher revenues generated from Argentina in the Company's Consumer Services segment, relative to its Consumer Money Transfer segment.
(l)
Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for non-cash depreciation and amortization and stock-based compensation expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.
(m)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions, and integration costs directly related to the Company's acquisitions. Beginning in 2024, the expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker (“CODM”) for purposes of performance assessment and resource allocation.
(n)
During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC. The sale was completed in three closings, the first of which occurred on March 1, 2022 with the entirety of the cash consideration collected at that time and allocated to the closings on a relative fair value basis. The final closing, which included the European Union operations, occurred on July 1, 2023 and resulted in a gain of $18.0 million. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company's continuing businesses, excluding the effects of this divestiture.
(o)
Represented severance, expenses associated with streamlining the Company's organizational and legal structure, and other expenses associated with the Company's program which redeployed expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy as previously announced in October 2022. Expenses incurred under the program also included non-cash impairments of operating lease right-of-use assets and property and equipment. The expenses were not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation. The Company had also excluded a tax benefit directly associated with streamlining the Company’s legal structure in the fourth quarter of 2023 from its measures of adjusted net income, adjusted effective tax rate, and adjusted diluted earnings per share.
(p)
Represents the non-cash amortization and impairment of acquired intangible assets in connection with recent business acquisitions. The expenses are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results.
(q)
In addition to the income tax effects of the adjustments described above, the second quarter and full year of 2024 included an adjustment to exclude an income tax benefit of $2.6 million related to the non-cash impact of remeasuring the Company’s deferred tax assets and liabilities for tax law changes that were enacted in that period in Barbados.
(r)
While the Company had previously made a decision to suspend its operations in Russia, in the third quarter of 2024, the Company decided to pursue either liquidating or selling the Russian assets, which triggered a review of the carrying value of these assets. In the third and fourth quarter of 2024, the Company recorded asset impairments of $12.0 million and $1.4 million, respectively, related to its assets in Russia. Amounts presented also include the costs associated with operating the Russian entity which are no longer needed for the Company’s ongoing operations. Beginning with the third quarter of 2024, the expenses have only been incurred in order to complete the liquidation or possible sale of the Russian assets. Additionally, where indicated, the Company has excluded the impact of the foreign currency remeasurement of the Russian ruble because of the decision to liquidate or sell the Russian assets. These costs are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation.
(s)
In the third quarter of 2024, the Company entered into a settlement with the IRS regarding the Company’s 2017 and 2018 federal income tax returns. The Company is contesting the one remaining unagreed adjustment at the IRS Appeals level and has fully reserved for this unagreed adjustment. The Company has excluded the non-cash reversal of the uncertain tax position liability associated with the settlement because of the significance of this settlement on its reported results.

(t)
Represents revenues from transactions originated in Iraq. Beginning in March 2023, the Company experienced a significant increase in its business originating from Iraq. The Company believes this volume to have been the effect of policy changes by United States and Iraqi regulators. For several months, the Company has been in regular discussions with policymakers in both the United States and Iraq about the remittance volumes flowing through its network in Iraq. In July 2023, the United States Treasury and the Federal Reserve Bank of New York announced actions that banned 14 Iraqi banks, some of whom were the Company's agents, from conducting U.S. dollar transactions. Additionally, in October 2023, the Central Bank of Iraq suspended the Company's largest agent in the country, although that agent was later reinstated and resumed offering the Company's services. The effect of fluctuations between the Iraqi dinar and United States dollar on reported revenues was not significant for these periods. Because of the significant volatility in revenues and challenges in offering the Company's services in the country, management believes that revenue measures that exclude the Iraq revenues provide better consistency and comparability to prior periods and assist in understanding trends in the Company’s ongoing revenues.
(u)
Represents severance costs, which have been excluded from the segments as management excludes severance in making operating decisions, including allocating resources to the Company's segments. Management excludes severance costs in its measurement of non-GAAP profitability to focus on those factors it believes to be most relevant to the Company’s operations.
(v)
In the fourth quarter of 2024, the Company reorganized the international operations of its business to realign and consolidate the Company's international activities. The Company recognized deferred tax assets, net of valuation allowance, associated with this reorganization, including from the step-up in tax basis associated with the reorganization. The Company has excluded the non-cash recognition of the deferred tax assets associated with this reorganization because of the significance of this recognition on its reported results. The Company has also removed the expected non-cash reversal of these deferred tax assets from its 2025 adjusted effective tax rate and adjusted earnings per share outlook.

Other notes:

(aa)
Geographic split for transactions and revenue, including transactions initiated digitally, as earlier defined, is determined entirely based upon the region where the money transfer is initiated.
(bb)
Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer Money Transfer segment.
(cc)
Represents the Europe and the Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer Money Transfer segment.
(dd)
Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer Money Transfer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.
(ee)
Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer Money Transfer segment, including Mexico.
(ff)
Represents the Asia Pacific (“APAC”) region of the Company’s Consumer Money Transfer segment.
(gg)
Represents transactions conducted and funded through websites and mobile applications marketed under the Company’s brands (“Branded Digital”).